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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)        MAY 28, 1997
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                         MARTIN MARIETTA MATERIALS, INC.
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             (Exact name of registrant as specified in its charter)



           NORTH CAROLINA               1-12744                56-1848578
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   (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)            File Number)         Identification No.)



                2710 WYCLIFF ROAD, RALEIGH, NORTH CAROLINA 27607
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                    (Address of principal executive offices)



Registrant's telephone number, including area code   (919) 781-4550
                                                     --------------


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to a Stock Purchase Agreement dated as of May 28, 1997 (the "Stock Purchase Agreement") by and between Martin Marietta Materials, Inc. (the "Registrant") and CSR America, Inc. ("CSRA"), effective at 11:59 p.m. (Eastern Daylight Savings Time) on May 28, 1997, the Registrant acquired all of the issued and outstanding shares of capital stock of American Aggregates Corporation (the "Company") and certain other assets of CSRA, all as more particularly described in the Stock Purchase Agreement.

         The purchase consideration was established by negotiation and consists of approximately $229.7 million payable in cash, subject to working capital and other post-closing adjustments, and the assumption of approximately $2.1 million in certain liabilities, in addition to those included with net working capital, as adjusted, as will be presented in the pro forma financial information. The initial purchase consideration paid at closing was approximately $204.7 million. Pursuant to the Stock Purchase Agreement, CSRA assumed certain liabilities of the Company. In accordance with a consent order with the Department of Justice, the Company is required to sell the quarry operations at Harding Street, Indianapolis, Indiana ("Harding Street") within a certain period of time. The Stock Purchase Agreement provides that on the earlier of the date Harding Street is sold or the 91st day following the date of the Stock Purchase Agreement, the Registrant will pay an additional $25.0 million plus interest to CSRA as part of the purchase consideration. The Registrant paid the initial purchase consideration from funds obtained under a 5-year revolving credit loan and a 364-day revolving credit loan with Morgan Guaranty Trust Company of New York, as agent bank.

         The Company's operations and business primarily relate to the production, marketing, distribution and sale of construction aggregates products. It is the present intent of the Registrant that the Company continue its operations and business.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  The financial statements required by this item are not included in this report and will be filed no later than 60 days from the date this report must be filed.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information required by this item is not included in this report and will be filed no later than 60 days from the date this report must be filed.


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         (c)      Exhibits.

                  Exhibit 2 Stock Purchase Agreement dated as of May 28, 1997 by and between Martin Marietta Materials, Inc. and CSR America, Inc. Note:
                                    The Registrant has not filed the exhibits and schedules to the Stock Purchase Agreement on the basis that these are not material for the purposes of this filing; however, the Registrant agrees to furnish such documents to the Securities and Exchange Commission upon request.

                  Exhibit 99.1      Press Release dated May 27, 1997

                  Exhibit 99.2      Press Release dated May 29, 1997

                  Exhibit 99.3 Revolving Credit Agreement dated as of May 27, 1997 among Martin Marietta Materials, Inc. and Morgan Guaranty Trust Company of New York, as Agent Bank.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                                        MARTIN MARIETTA MATERIALS, INC.
                                                  (Registrant)



                                        By  /s/ Bruce A. Deerson
                                            ---------------------------------
                                            Bruce A. Deerson
                                            Vice President and General Counsel


Date:  June 12, 1997